UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2023

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan	49022-2692
(Address of principal executive offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	WHR	Chicago Stock Exchange and New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported by Whirlpool Corporation (the “Company”) in its Current Report on Form 8-K, dated January 30, 2023, Joseph T. Liotine, President and Chief Operating Officer of the Company, transitioned to an advisory role, effective January 31, 2023, with Mr. Liotine expected to continue in such advisory role through March 31, 2023.

In connection with Mr. Liotine’s transition from the Company, effective March 16, 2023, Mr. Liotine and the Company entered into a Waiver and Release Agreement (the “Liotine Agreement”). Under the terms of the Liotine Agreement, Mr. Liotine will receive a payment equal to $3,868,250, payable in two equal installments in March 2023 and March 2024, subject to Mr. Liotine’s compliance with the Liotine Agreement. In addition, Mr. Liotine will be eligible to receive outplacement benefits of $100,000 and $20,000 for reimbursement of health and welfare benefits. In exchange for these benefits, Mr. Liotine entered into a customary release of claims with the Company and agreed to customary restrictive covenants for 24 months following his separation from the Company.

The above description of the Liotine Agreement is not complete and is qualified in its entirety by reference to the full text of the Liotine Agreement, which is filed as Exhibit 10.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number	Description

10.1	Waiver and Release Agreement effective March 16, 2023 by and between the Company and Joseph T. Liotine

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

/s/ Bridget K. Quinn
By:	Bridget K. Quinn
Deputy General Counsel and Corporate Secretary

Dated: March 22, 2023